100 Lenox Drive, Suite 200

Lawrenceville, NJ 08648

(609) 243-9111

www.stevenslee.com

Exhibit 5.1

July 25, 2023

Board of Directors

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, NJ 07002

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BCB Bancorp, Inc. (the “Company”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the registration of an aggregate of $100,000,000 of securities (the “Securities”), consisting of any of the following: (i) debt securities of the Company, whether senior or subordinated (collectively, “Debt Securities”); (ii) shares of common stock, no par value, of the Company (“Common Stock”); (iii) shares of preferred stock, $0.01 par value, of the Company (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”); (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock of the Company (“Warrants”); (v) stock purchase contracts of the Company (“Purchase Contracts”); (vi) subscription rights to purchase Debt Securities, Common Stock or Preferred Stock of the Company (“Subscription Rights”); and, (vii) units comprised of two or more of the securities described above in any combination (“Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Subscription Rights and Units are collectively referred to herein as the “Securities.”

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the respective forms of which are exhibits to the Registration Statement (collectively, the “Indentures”), and are to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Senior Debt Securities and Subordinated Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement.

Allentown    •    Bergen County    •    Bala Cynwyd    •    Cleveland    •    Fort Lauderdale    •    Harrisburg    •    Lancaster    •    New York

Philadelphia    •    Princeton    •    Reading     •    Rochester    •    Scranton    •    Valley Forge    •    Wilkes-Barre    •    Wilmington

A PA Professional Corporation, Thomas B. Lewis, NJ Managing Attorney

July 25, 2023

We, have reviewed:

(1) the certificate of incorporation of the Company;

(2) the by-laws of the Company;

(3) resolutions adopted by the board of directors at a meeting of the board of directors of the Company held on May 23, 2023, certified as true, correct, complete and currently in effect on the date hereof by the Corporate Secretary of the Company;

(5) the Registration Statement, including all exhibits thereto; and

(6) a good standing certificate dated July 18, 2023, with respect to the Company issued by the he Department of the Treasury of the State of New Jersey.

Based solely upon our review of the foregoing and subject to the limitations, assumptions, qualifications and caveats stated below, it is our opinion that:

(1) When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the board of directors, for the consideration approved by the board of directors, such shares of Common Stock will be validly issued, fully-paid and non-assessable.

(2) Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the board of directors of the Company and the proper filing with the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services of an amendment to the Company’s certificate of incorporation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of shares of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of the par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3) When any Indentures between the Company and a trustee and any supplemental indenture thereto to be entered into in connection with the issuance of any Debt Securities have

July 25, 2023

been duly authorized, executed and delivered by a trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(4) When a warrant purchase agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by a warrant agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with such warrant agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with such warrant agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(5) With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) depositary receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of Warrants or other Securities to purchase Depositary Shares, upon payment of the consideration therefor provided for therein, or upon conversion or exercise of Warrants or other Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Depositary Shares will constitute valid and binding obligations of the Company, will be validly issued and will entitle their holders to the rights specified in the Deposit Agreement and the depositary receipts.

(6) With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants or Subscription Rights to purchase Units, upon payment of the consideration therefor provided for therein, then such Units will constitute valid and binding obligations of the Company.

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(7) With respect to any Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve the issuance, terms, execution and delivery of the Purchase Contracts and the terms of the offering thereof and related matters, (b) the Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, and (c) the Purchase Contracts have been issued and sold upon payment of the consideration therefor provided for therein, then such Purchase Contracts will constitute valid and binding obligations of the Company.

(8) With respect to any Subscription Rights, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription agreement relating to the Subscription Rights (“Subscription Agreement”), the terms of the offering thereof and related matters, (b) the Subscription Agreement has been duly authorized and validly executed and delivered, and (c) such Subscription Rights have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then such Subscription Rights will constitute valid and binding obligations of the Company.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

(a) Our opinions herein reflect only the application of applicable laws of the State of New Jersey that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In delivering this opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b) The opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement,

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liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; and (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

(c) We have assumed that, at or prior to the time of the delivery of any such Security, (i) the board of directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of New Jersey; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security.

(d) We have assumed that the execution, delivery and performance by the Company of any Security whose terms are established subsequent to the date hereof (i) require no action by or in respect of, or filing with, any governmental body, agency or official, except as set forth in Opinion (2) and (ii) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

(e) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

(f) In our review, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies, and (v) the proper filing or recording of all notices, certificates, and documents where such filing and recording is necessary.

(g) As to any facts material to the opinions provided herein that we did not independently establish or verify, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Company, all of which we assume to be true, correct and complete. We have also assumed that all records and other information made available to us by the Company, and upon which we relied, are complete in all respects.

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(h) The opinions set forth herein are limited to the matters expressly set forth herein and no opinion may be inferred or implied beyond the matters expressly stated herein, and such opinions must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth above.

We hereby consent to being named in the Registration Statement and in the Prospectus as attorneys who passed upon the legality of the Securities, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ STEVENS & LEE